Exhibit 99.1

CORELOGIC REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS
Significant Margin Expansion, Favorable Revenue Mix and Growth Highlight Strong Operating Performance; 2019 Full-Year Guidance Increased

Irvine, Calif., October 23, 2019 - CoreLogic (NYSE: CLGX), a leading global provider of residential property information, insight, analytics and data-enabled solutions, today reported financial results for the quarter ended September 30, 2019. Operating and financial highlights appear below.

•
Revenues of $459 million, up $7 million, reflecting strong performance in core mortgage, insurance and real estate solutions, which more than offset a decline of approximately $16 million attributable to the AMC transformation and wind-down of non-core mortgage and default technology units.

•	Operating income of $74 million, up $14 million, attributable to cost efficiency and productivity programs and improved revenue mix and growth.

•	Net income from continuing operations totaled $41 million, up $18 million, driven by higher operating income.

•	Diluted EPS from continuing operations of $0.50, up from $0.27. Adjusted EPS of $0.82, up from $0.72.

•	Adjusted EBITDA of $137 million, up $8 million, primarily due to revenue upsides and the benefits of cost efficiency and productivity programs; adjusted EBITDA margin was up 140 basis points to 30%.

•	Reduced debt outstanding by $54 million and repurchased 700,000 common shares.

“CoreLogic delivered a strong third quarter in terms of revenue growth, mix and margins, driven by strength in our platform-related and other high-margin businesses. We also benefited from improved origination volumes in the U.S. market. Ongoing productivity gains also helped us to boost our overall adjusted EBITDA margins which rose by 140 basis points to 30% in the quarter," said Frank Martell, President and Chief Executive Officer of CoreLogic. “As we exit the year, we believe that in-flight strategic investments and cost efficiency and productivity programs, provide us with solid line of sight to our adjusted EBITDA margin objective of 30% in 2020.”

Third Quarter Financial Summary

Third quarter revenues totaled $459 million, up $7 million or 2%, from 2018 levels. Revenue growth reflected strong performance in core mortgage, insurance and real estate solutions. Revenues include a decline of approximately $16 million attributable to the AMC transformation and wind-down of non-core mortgage and default technology units. Underwriting & Workflow Solutions ("UWS") revenues totaled $281 million, up $7 million reflecting the benefits of higher U.S. mortgage origination volumes and gains from pricing and new products, which more than offset the impacts of the AMC transformation and the planned wind-down of mortgage and default technology units discussed earlier as well as lower credit services. Property Intelligence & Risk Management Solutions ("PIRM") revenues rose modestly from 2018 levels to $182 million, as growth in insurance, and real estate solutions more than offset unfavorable currency translation and reduced housing market activity in Australia, which together aggregated approximately $6 million.

Operating income from continuing operations totaled $74 million compared with $60 million in 2018. The 23% improvement in operating income was due primarily to workflow efficiency and cost productivity programs as well as favorable revenue growth and mix. Operating margin totaled 16%, an increase of approximately 280 basis points. Higher operating income drove net income from continuing operations to $41 million, compared to $23 million in the prior period. Diluted EPS from continuing operations totaled $0.50 versus $0.27. Adjusted EPS totaled $0.82 up from $0.72.

Adjusted EBITDA totaled $137 million, up 6%, compared to the same prior-year period. Adjusted EBITDA margin was 30%, an increase of approximately 140 basis points. The $8 million increase in adjusted EBITDA was principally attributable to revenue growth, improved business mix and the benefits of ongoing cost efficiency and productivity programs. UWS adjusted EBITDA was $93 million, compared to $80 million for the prior year quarter, an increase of $13 million, reflecting improved U.S. mortgage loan origination volumes, benefits from pricing and new products, favorable revenue mix and continued productivity gains which more than offset the impact of the AMC transformation and wind-down of non-core mortgage and default technology units discussed earlier. PIRM segment adjusted EBITDA totaled $53 million, in line with 2018 as growth in insurance and real estate solutions and cost productivity helped to offset unfavorable currency translation and reduced housing market activity in Australia as well as higher levels of investments in platforms and technology.

Liquidity and Capital Resources

At September 30, 2019, the Company had cash and cash equivalents of $88 million compared to $85 million at December 31, 2018. During the three months ended September 30, 2019, we repaid debt of $54 million. Total debt as of September 30, 2019 was $1,727 million compared with $1,797 million as of December 31, 2018. At September 30, 2019, the Company had available capacity on its revolving credit facility of $750 million.

Net operating cash provided by continuing operations for the twelve months ended September 30, 2019 was $351 million. Free cash flow ("FCF") for the twelve months ended September 30, 2019 totaled $227 million, which represented 48% of adjusted EBITDA.

During the third quarter of 2019, the Company completed the repurchase of 700,000 common shares, or 1% of outstanding share count, for $33 million. Through the first nine months of 2019, the Company completed the repurchase of 1.4 million of its common shares, or 2% of outstanding share count, for $62 million.

Updated Financial Guidance and Assumptions

Based on the actual year-to-date financial results and our latest estimate of full-year U.S. mortgage loan origination market unit volumes, the Company is increasing its 2019 financial guidance as follows:

($ in millions except adjusted EPS)	July 24, 2019 Guidance Update	October 23, 2019 Guidance Update
Revenue	$1,700 - $1,740	$1,740 - $1,760
Adjusted EBITDA(1)	$460 - $490	$485 - $495
Adjusted EPS(1)	$2.45 - $2.70	$2.65 - $2.75
(1) Definition of adjusted EBITDA and adjusted EPS, as well as other non-GAAP financial measures used by management, is included in the 'Use of Non-GAAP Financial Measures' section found at the end of the release.

Teleconference/Recast

CoreLogic management will host a live webcast and conference call on Thursday, October 24, 2019, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-800-367-2403 for U.S./Canada callers or 1-334-777-6978 for international callers using confirmation code 5658823.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-888-203-1112 for U.S./Canada participants or 1-719-457-0820 for international participants using Conference ID 5658823.

Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com
Media Contact: Allyse Sanchez, INK Communications for CoreLogic, office phone: 925-548-2535, e-mail: newsmedia@corelogic.com

About CoreLogic

CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, acquire, and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to key estimates and assumptions related to updated 2019 financial guidance and assumptions thereunder, U.S. mortgage origination unit volumes, foreign currency translation impact, underlying business trends in our UWS and PIRM segments, savings expectations from reduction of run-rate costs and productivity programs, results of the acceleration of the AMC transformation program, and results of the wind-down of certain non-core mortgage and default technology units. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K. These additional risks and uncertainties include but are not limited to: our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; systems interruptions that may impair the delivery of our products and services; difficult conditions in the mortgage and consumer lending industries and the economy generally; our ability to protect proprietary rights; our cost reduction program, technology and growth strategies and our ability to effectively and efficiently implement them; risks related to the outsourcing of services and international operations; our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; the inability to control the operations or dividend policies of our partially-owned affiliates; and impairments of our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures, such as adjusted EBITDA, adjusted EPS and FCF, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release.

The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding the Company's financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 25% and 26% for 2019 and 2018, respectively. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies.

This press release also contains certain forward-looking non-GAAP financial measures, such as adjusted EBITDA and adjusted EPS, which are provided only as supplemental information. The Company is not able to provide a reconciliation, without unreasonable efforts, of its forward-looking guidance of adjusted EBITDA and adjusted EPS to the most directly comparable GAAP financial measure due to the unknown effect, timing, and potential significance of special charges or gains that are material to the comparable GAAP financial measure.

CoreLogic, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Operating revenues	$458,957	$451,768	$1,336,203	$1,385,069
Cost of services (excluding depreciation and amortization shown below)	228,186	230,419	674,457	709,154
Selling, general and administrative expenses	111,276	113,075	362,298	340,049
Depreciation and amortization	45,717	48,461	142,042	141,948
Impairment loss	78	33	47,912	82
Total operating expenses	385,257	391,988	1,226,709	1,191,233
Operating income	73,700	59,780	109,494	193,836
Interest expense:
Interest income	349	299	1,728	1,053
Interest expense	19,852	19,382	59,137	56,061
Total interest expense, net	(19,503)	(19,083)	(57,409)	(55,008)
Gain/(loss) on investments and other, net	224	2,835	(1,926)	5,124
Tax indemnification release	—	—	(13,394)	—
Income from continuing operations before equity in earnings/(losses) of affiliates and income taxes	54,421	43,532	36,765	143,952
Provision for income taxes	14,481	20,836	508	37,432
Income from continuing operations before equity in earnings/(losses) of affiliates	39,940	22,696	36,257	106,520
Equity in earnings/(losses) of affiliates, net of tax	605	(161)	497	2,909
Net income from continuing operations	40,545	22,535	36,754	109,429
Loss from discontinued operations, net of tax	(17,362)	(84)	(17,456)	(175)
Net income	$23,183	$22,451	$19,298	$109,254

Basic income per share:
Net income from continuing operations	$0.51	$0.28	$0.46	$1.35
Loss from discontinued operations, net of tax	(0.22)	—	(0.22)	—
Net income	$0.29	$0.28	$0.24	$1.35
Diluted income per share:
Net income from continuing operations	$0.50	$0.27	$0.45	$1.33
Loss from discontinued operations, net of tax	(0.21)	—	(0.21)	—
Net income	$0.29	$0.27	$0.24	$1.33
Weighted-average common shares outstanding:
Basic	79,761	80,680	80,138	81,073
Diluted	80,914	82,017	81,205	82,528

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value)	September 30,	December 31,
Assets	2019	2018
Current assets:
Cash and cash equivalents	$88,238	$85,271
Accounts receivable (less allowance for doubtful accounts of $7,394 and $5,742 as of September 30, 2019 and December 31, 2018, respectively)	273,021	242,814
Prepaid expenses and other current assets	60,328	50,136
Income tax receivable	2,673	25,299
Total current assets	424,260	403,520
Property and equipment, net	446,057	456,497
Operating lease assets	65,302	—
Goodwill, net	2,392,972	2,391,954
Other intangible assets, net	391,994	468,405
Capitalized data and database costs, net	323,777	324,049
Investment in affiliates, net	18,575	22,429
Other assets	75,518	102,136
Total assets	$4,138,455	$4,168,990
Liabilities and Equity
Current liabilities:
Accounts payable and other accrued expenses	$179,740	$166,258
Accrued salaries and benefits	80,570	84,940
Contract liabilities, current	314,847	308,959
Current portion of long-term debt	68,247	26,935
Operating lease liabilities, current	16,839	—
Total current liabilities	660,243	587,092
Long-term debt, net of current	1,636,272	1,752,241
Contract liabilities, net of current	539,037	524,069
Deferred income tax liabilities	100,229	124,968
Operating lease liabilities, net of current	85,844	—
Other liabilities	183,969	180,122
Total liabilities	3,205,594	3,168,492

Stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 79,519 and 80,092 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1	1
Additional paid-in capital	124,872	160,870
Retained earnings	994,673	975,375
Accumulated other comprehensive loss	(186,685)	(135,748)
Total stockholders' equity	932,861	1,000,498
Total liabilities and equity	$4,138,455	$4,168,990

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	September 30,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income	$19,298	$109,254
Less: Loss from discontinued operations, net of tax	(17,456)	(175)
Net income from continuing operations	36,754	109,429
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	142,042	141,948
Amortization of debt issuance costs	3,836	4,103
Amortization of operating lease assets	11,675	—
Impairment loss	47,912	82
Provision for bad debt and claim losses	11,546	11,113
Share-based compensation	26,863	29,574
Equity in earnings of affiliates, net of taxes	(497)	(2,909)
Gain on sale of property and equipment	(3)	(19)
Loss on early extinguishment of debt	1,453	—
Deferred income tax	(10,642)	10,279
Loss/(gain) on investments and other, net	473	(5,124)
Tax indemnification release	13,394	—
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(33,071)	2,619
Prepaid expenses and other current assets	(7,132)	(7,617)
Accounts payable and other accrued expenses	(18,023)	(22,037)
Contract liabilities	19,629	(18,406)
Income taxes	31,239	7,847
Dividends received from investments in affiliates	—	775
Other assets and other liabilities	(29,208)	(9,353)
Net cash provided by operating activities - continuing operations	248,240	252,304
Net cash used in operating activities - discontinued operations	(1,148)	(4)
Total cash provided by operating activities	$247,092	$252,300
Cash flows from investing activities:
Purchases of property and equipment	$(63,196)	$(41,020)
Purchases of capitalized data and other intangible assets	(29,443)	(25,013)
Cash paid for acquisitions, net of cash acquired	(13,280)	(140,977)
Purchases of investments	(658)	—
Cash received from sale of business-lines	4,109	3,245
Proceeds from sale of property and equipment	3	198
Proceeds from investments	5,591	980
Net cash used in investing activities - continuing operations	(96,874)	(202,587)
Net cash provided by investing activities - discontinued operations	—	—
Total cash used in investing activities	$(96,874)	$(202,587)

Cash flows from financing activities:
Proceeds from long-term debt	$1,770,000	$120,095
Debt issuance costs	(9,621)	—
Repayment of long-term debt	(1,844,155)	(114,626)
Proceeds from issuance of shares in connection with share-based compensation	8,391	19,585
Payment of tax withholdings related to net share settlements	(9,645)	(12,623)
Shares repurchased and retired	(61,607)	(87,028)
Contingent consideration payments subsequent to acquisitions	(612)	—
Net cash used in financing activities - continuing operations	(147,249)	(74,597)
Net cash provided by financing activities - discontinued operations	—	—
Total cash used in financing activities	$(147,249)	$(74,597)
Effect of exchange rate on cash, cash equivalents and restricted cash	637	2,039
Net change in cash, cash equivalents and restricted cash	3,606	(22,845)
Cash, cash equivalents and restricted cash at beginning of period	98,250	132,154
Less: Change in cash, cash equivalents and restricted cash - discontinued operations	(1,148)	(4)
Plus: Cash swept from discontinued operations	(1,148)	(4)
Cash, cash equivalents and restricted cash at end of period	$101,856	$109,309

Supplemental disclosures of cash flow information:
Cash paid for interest	$53,202	$50,108
Cash paid for income taxes	$11,558	$25,406
Cash refunds from income taxes	$16,812	$3,271
Non-cash investing activities:
Capital expenditures included in accounts payable and other accrued expenses	$11,286	$16,911

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited)

	For the Three Months Ended September 30, 2019
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$27,197	$74,803	$(61,455)	$—	$40,545
Income taxes	—	—	14,683	—	14,683
Depreciation and amortization	25,015	13,012	7,690	—	45,717
Interest (income)/expense, net	(61)	61	19,503	—	19,503
Share-based compensation	1,647	1,769	5,692	—	9,108
Non-operating (gains)/losses	(2,954)	3,044	(1,327)	—	(1,237)
Efficiency investments and other	231	304	5,827	—	6,362
Transaction costs	1,606	—	138	—	1,744
Impairment Loss	—	78	—	—	78
Amortization of acquired intangibles included in equity in earnings of affiliates	77	—	—	—	77
Adjusted EBITDA	$52,758	$93,071	$(9,249)	$—	$136,580

	For the Three Months Ended September 30, 2018
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$24,242	$61,621	$(63,328)	$—	$22,535
Income taxes	—	—	20,784	—	20,784
Depreciation and amortization	26,143	16,402	5,916	—	48,461
Interest expense, net	152	73	18,858	—	19,083
Share-based compensation	1,588	1,896	6,291	—	9,775
Impairment loss	33	—	—	—	33
Non-operating (gains)/losses	(1,685)	—	331	—	(1,354)
Efficiency investments and other	1,435	—	5,168	—	6,603
Transaction costs	1,922	—	211	—	2,133
Amortization of acquired intangibles included in equity in losses of affiliates	233	—	—	—	233
Adjusted EBITDA	$54,063	$79,992	$(5,769)	$—	$128,286

CoreLogic, Inc.
Reconciliation of Adjusted EPS
(Unaudited)

	For the Three Months Ended September 30,
(Diluted income per share)	2019	2018
Net income from continuing operations	$0.50	$0.27
Share-based compensation	0.11	0.12
Non-operating gains	(0.02)	(0.02)
Efficiency investments and other	0.08	0.08
Transaction costs	0.02	0.03
Depreciation and amortization of acquired software and intangibles	0.21	0.24
Income tax effect on adjustments	(0.08)	—
Adjusted EPS	$0.82	$0.72

CoreLogic, Inc.
Reconciliation to Free Cash Flow
(Unaudited)

(in thousands)	For the Twelve Months Ended September 30, 2019
Net cash provided by operating activities - continuing operations	$351,054
Purchases of property and equipment	(84,480)
Purchases of capitalized data and other intangible assets	(39,505)
Free cash flow	$227,069